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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 22, 1999


                           I.C. ISAACS & COMPANY, INC.
               (Exact Name of Registrant as Specified in Charter)





            DELAWARE                      0-23379                52-1377061
 (State or Other Jurisdiction      (Commission File Number)     (IRS Employer
        of Incorporation)                                    Identification No.)





                3840 BANK STREET, BALTIMORE, MARYLAND 21224-2522
               (Address of Principal Executive Offices) (ZIP Code)





        Registrant's telephone number, including area code (410) 342-8200



          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

     On October 22, 1999, I.C. Isaacs & Company, Inc. (the "Company"), its wholly-owned subsidiary I.C. Isaacs & Company L.P. ("Isaacs"), Ambra Inc. ("Ambra") and Hugo Boss AG ("Hugo Boss") entered into an agreement (the "Agreement") pursuant to which, among other things, (i) Isaacs transferred to Ambra substantially all of Isaacs' rights in and to the marks containing the term "BOSS" throughout the world; (ii) the $11.25 million secured limited recourse promissory note made by Isaacs to Ambra in 1997 was cancelled, resulting in a decrease in interest expense of $1.1 million per full calendar year; (iii) Isaacs and Ambra agreed to enter into a restated and amended license agreement (the "License Agreement"), pursuant to which Isaacs obtained rights to manufacture and sell apparel using the BOSS brand name and image substantially similar to Isaacs' rights under its previously-existing agreements with Ambra and Hugo Boss but at reduced minimum annual royalty payments through 2001; (iv) certain agreements entered into by and among Isaacs, Hugo Boss and Ambra in 1997 were terminated; and (v) the Company agreed to issue to Ambra on November 6, 1999 2.0 million shares of a newly-designated Series A Convertible Preferred Stock, par value $.0001 per share, of the Company (the "Preferred Stock") and on April 30, 2000 an additional 1.3 million shares of Preferred Stock and 666,667 shares of common stock, par value $.0001 per share, of the Company (the "Common Stock").

Item 5. Other Events.

     In 1997, Isaacs acquired certain BOSS trademark rights and related assets from Brookhurst, Inc. ("Brookhurst"). Also in 1997, Isaacs sold its foreign BOSS trademark rights and its rights under related agreements acquired from Brookhurst to Ambra and entered into a foreign manufacturing rights agreement with Ambra (the "Foreign Rights Agreement"), pursuant to which Isaacs obtained a license to manufacture apparel in certain foreign countries for sale in the United States using the BOSS brand name and image. Isaacs retained its ownership of domestic BOSS trademark rights (the "Domestic BOSS Trademark Rights") subject to a concurrent use agreement with Hugo Boss (the "Concurrent Use Agreement"). The Foreign Rights Agreement, the Concurrent Use Agreement and an option on the part of Ambra to purchase the Domestic BOSS Trademark Rights between November 5, 2006 and December 31, 2007 or earlier upon the occurrence of certain events were all terminated on October 22, 1999.

     Also on October 22, 1999, Isaacs and Ambra entered into the License Agreement, pursuant to which Isaacs obtained rights to use various trademarks including the word "Boss" in the manufacture and domestic sale of specified types of apparel. Except with respect to the initial term and the minimum annual royalties due Ambra by Isaacs, Isaacs' rights under the License Agreement are substantially similar to those it previously had. The License Agreement extends through December 31, 2003 with renewal periods, at the option of Isaacs, through December 31, 2007, whereas the Foreign Rights Agreement extended through December 31, 2001 with renewal periods through December 31, 2007. The minimum annual royalties payable by Isaacs under the License Agreement are approximately $2.3 million in 1999 (in addition to $1.0 million in royalties already paid in respect of the first


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quarter of 1999 under the Foreign Rights Agreement), approximately $3.2 million in each of 2000 and 2001, approximately $2.6 million in 2002 and approximately $2.1 million in 2003. The minimum annual royalties under the Foreign Rights Agreement were 12.5% on the first $32.0 million in sales attributable to apparel manufactured in certain foreign countries ("Territory Net Sales") for a minimum of $4.0 million in each of 1999, 2000 and 2001, and, if renewed, 12.5% on the first $20 million in Territory Net Sales in 2002 for a minimum in that year of $2.5 million, and 12.5% on the first $16.0 million of Territory Net Sales in 2003 for a minimum in that year of $2.0 million.

     Under the terms of the Agreement, the Company will issue to Ambra on November 6, 1999 2.0 million shares of Preferred Stock and on April 30, 2000 an additional 1.3 million shares of Preferred Stock and 666,667 shares of Common Stock (which represents $1.0 million dollars of Common Stock at an agreed-upon value of $1.50 per share). Except as set forth below, the Preferred Stock will have all of the same preferences, rights and voting powers as the Common Stock. The Preferred Stock shall not be entitled to vote on any matters to be voted upon by the stockholders of the Company except that the holders of the Preferred Stock will be entitled to vote as a separate class, and the affirmative vote of stockholders holding, in the aggregate, a majority of the outstanding shares of Preferred Stock shall be required, for the creation of an equity security senior to the Preferred Stock or the amendment of the Certificate of Incorporation or By-laws of the Company to the detriment of the holders of the Preferred Stock. The Preferred Stock shall have a liquidation preference of $1.00 per share plus the amount of any declared but unpaid dividends on the Preferred Stock. The Preferred Stock and Common Stock issued to Ambra pursuant to the Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Company may from time to time and at any time redeem any or all of the Preferred Stock at a redemption price of $1.00 per share. Upon the occurrence of certain acceleration events under the License Agreement, Ambra may demand a redemption of the Preferred Stock at a redemption price equal to $1 per share. Any or all of the unredeemed shares of Preferred Stock will be convertible, at the option of the holder, for a 60 day period beginning October 1, 2003 into a promissory note of the Company in a principal amount equal to $1.00 multiplied by the total number of shares of Preferred Stock being converted, with interest thereafter at an annual interest rate of 12%, payable in four quarterly installments beginning January 1, 2004. For financial reporting purposes, the Preferred Stock will be considered redeemable preferred stock and, therefore, classified outside of stockholders' equity. The Common Stock and Preferred Stock to be issued in April 2000 will be accounted for as deferred royalty expense and amortized to expense ratably over the period beginning October 1, 1999 and ending December 31, 2003.

     Prior to issuance by the Company of any Preferred Stock or Common Stock to Ambra, the Company and Ambra will enter into a Shareholders' Agreement, pursuant to which the Company will have a right of first refusal with respect to all transfers of any Preferred Stock or Common Stock by Ambra and any of its transferees (the "Shareholders" and each a "Shareholder") except transfers (i) to an affiliate of a Shareholder, (ii) to the Company, (iii) to any third party in a broker's transaction pursuant to Rule 144(b) promulgated under the Securities Act, or (iv) pursuant to a registration statement filed by the Company. At any time on or after December 15, 2000, a Shareholder may offer any shares of Common Stock not yet eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act ("Registrable Shares") to the Company at the then-prevailing market price and, if the Company does not purchase such shares, the Shareholder will have certain demand registration rights with respect to such shares.

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The Shareholders will also have certain piggyback registration rights with respect to their Registrable Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) and (b) Not Applicable

          (c) EXHIBITS. The following exhibits are filed with this report:

              ___. Agreement dated October 22, 1999 by and between I.C. Isaacs & Company, Inc., I.C. Isaacs & Company L.P., Ambra Inc. and Hugo Boss AG.



                         [Signature on following page.]



















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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       I.C. ISAACS & COMPANY, INC.



                                       /s/ Robert J. Arnot
                                       --------------------------------------
                                       Robert J. Arnot
                                       President and CEO


Date:  November ___, 1999



















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                                  EXHIBIT INDEX

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Exhibit      Description                                                                       Page No.
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

(c)(1)       Agreement dated October 22, 1999 by and between I.C. Isaacs & Company,             ______
             Inc., I.C. Isaacs & Company L.P., Ambra Inc. and Hugo Boss AG

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                                 EXHIBIT (c)(1)



















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